Exhibit 10.2

PLACEMENT AGENT AGREEMENT

October 5, 2007

Keating Securities, LLC
5251 DTC Parkway, Suite 1090
Greenwood Village, CO 80111

Bonds.com Holdings, Inc.
1515 South Federal Highway
Suite 212 A
Boca Raton, FL 33432

Re: Offering of Common Stock in the Aggregate Principal Amount of $4,000,000 (Maximum) with Attached Warrants

Dear Sirs:

Keating Securities, LLC, a Delaware limited liability company (the “Placement Agent”), proposes to act on a best efforts basis as the exclusive placement agent for Bonds.com Holdings, Inc., a Delaware corporation (“Bonds.com”), in a private placement offering (the “Offering”) of common stock (the “Common Stock”), of Bonds.com (the “Common Stock”) with attached warrants (“Warrants”, together with the Common Stock, the “Units”), at a price of $50,000 per Unit, in a maximum principal amount of $4,000,000 (the “Maximum Amount”), to be issued by Bonds.com, upon the acceptance of the investments. The offering period shall extend for 45 days from the date hereof, unless extended with the mutual agreement of the Placement Agent and Bonds.com (as and if so extended, the “Offering Period”). The offering may consist of more than one closing at the discretion of the Placement Agent and Bonds.com.

Following the Closings (as defined below), the Company agrees to file, on the terms set forth in the Registration Rights Agreement between the Company and the investors purchasing the Units (the “Investors”), a Registration Statement under the Securities Act of 1933, as amended (“Securities Act”) to register the shares of Common Stock included in each Unit and the shares of Common Stock underlying the Warrants included in each Unit.

The Company desires to employ Keating Securities, LLC (the "Placement Agent") as its exclusive placement agent to offer, offer for sale and sell the Units subject to all of the terms and conditions of this Agreement.

1. Description of Offering and Appointment of Agent.

(a) Appointment. On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Placement Agent is hereby appointed the exclusive agent of the Company during the Offering Period (as defined herein) for the purpose of finding subscribers for sale of up to $4,000,000 of Units on a “best efforts” basis. The Placement Agent may, in its sole discretion, appoint participating agents (including foreign banks, dealers and institutions) to offer and sell the Units as sub-agents of the Placement Agent (the "Participating Agents") pursuant to a dealer agreement between the Placement Agent and each Participating Agent (“Dealer Agreement”). A minimum purchase of $50,000 per investor is required. No fractional Units will be sold in the Offering. The Placement Agent acknowledges that the Company may limit its acceptance of subscriptions in any manner it deems prudent in order to provide for the timely use of subscriber funds and may reject any subscription for any reason, and the Placement Agent agrees that any such rejection of a subscription obtained by the Placement Agent or by the Participating Agents shall be deemed not to be a sale made by the Placement Agent or by the Participating Agents. The Placement Agent further acknowledges that (i) all wire transfers of subscription funds will be sent to the Company’s designated bank account (“Bank Account”), and (ii) all executed subscription documents shall be promptly sent to the Placement Agent.

(b) Offering Period. The "Offering Period" shall mean that period during which the Units are offered for sale, commencing on the date of this Agreement and continuing until the earlier of (i) the Maximum Amount is accepted by the Company or (ii) October 31, 2007, or such later date mutually agreed to by the Company and Placement Agent but not later than November 15, 2007 (the "Termination Date").

(c) Acceptance. The Placement Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use the Placement Agent's best efforts during the Offering Period to find subscribers for the Units.

(d) Private Placement Offering. The Offering will not be registered under federal securities laws or the securities laws of any state. The Offering will be a private offering to "accredited investors" (as such term is defined in Rule 501 of Regulation D) ("Accredited Investors") pursuant to and in accordance with exemptions from registration under federal securities laws and state securities acts (the "State Acts"). With respect to federal securities laws, the Company will rely on one or more exemptions from registration for sales to Accredited Investors, including, without limitation, exemptions from registration provided by Sections 3(b), 4(2) and/or 4(6) of the Securities Act, Regulation S, and Rule 506 of Regulation D, promulgated as part of the rules and regulations under the Securities Act (the "Rules and Regulations"). With respect to the State Acts, the Company will not be subject to them pursuant to preemption based on Section 18 of the Securities Act or will rely upon limited offering exemptions of certain states approved by the Company. The Company shall use its best efforts to qualify or register the Units for sale, or exempt the Units from qualification or registration, under the State Acts as requested by the Placement Agent, and the Company shall continue such qualifications in effect for so long as may be necessary to complete the Offering. The Company or its counsel shall provide Placement Agent with all applications, forms and documents filed in each jurisdiction where the Units are to be qualified or registered or qualified or offered in an exempt transaction under the State Acts. The Offering of the Units shall be at the offering price and upon the terms and conditions set forth in the Securities Purchase Agreement and on the basis of the representations and warranties therein contained, and subject to the terms and conditions herein set forth.

(e) Closing(s). All cash proceeds from the subscriptions (the "Funds") will be deposited into the Bank Account. After the Company's acceptance of subscriptions in such amount as mutually determined by the Company and the Placement Agent, and subject to the Placement Agent’s approval of such subscriptions, on a date(s) to be determined by the Company and Placement Agent, a closing(s) will take place at the offices of the Company's legal counsel or another location as determined by the Company, and the shares of Common Stock and Warrants included in the Units evidencing the subscriptions will be duly executed and issued by the Company and promptly delivered to the Investors (the "Closing(s)"), and the shares of Common Stock when issued shall be fully paid and non-assessable.

(f) Other Covenants. In connection with the Offering, the Company and Placement Agent each agree as follows: (i) the Units will be offered and sold only to Accredited Investors pursuant to the registration exemption provided by Sections 3(b), 4(2) and/or 4(6) of the Securities Act, Regulation S and Rule 506 of Regulation D, as and to the extent applicable to the Offering, and will otherwise comply with the applicable laws and regulations of any jurisdictions in which the Units are offered or sold, (ii) neither the offer, sale nor delivery of the Units in conformity with the terms hereof will violate Section 5 of the Securities Act, as currently in effect, and (iii) neither the Company nor Placement Agent has taken, nor will either party take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the sale of the Units, the exemptions from registration available pursuant to Regulation S, Rule 506 of Regulation D or Sections 3(b), 4(2) and/or 4(6) of the Securities Act and neither the Company nor Placement Agent knows of any reason why any such exemption would be otherwise unavailable to it.

(g) Information to be Supplied. It is understood that the Company may make available to Placement Agent and the offerees of the Units additional material, data or other information relating to the Company to the extent such information can be obtained without unreasonable effort or expense and is not otherwise confidential or a trade secret of the Company (collectively, as limited the “Company Data”). The Company recognizes and confirms that (a) in performing the services contemplated by this Agreement, Placement Agent will use and rely primarily on the Company Data made available to Placement Agent and on other information available from generally recognized public sources without having independently verified the same; (b) the contents of the Company Data are the sole responsibility of the Company, and Placement Agent does not assume any responsibility for the accuracy or completeness of the Company Data, and will not undertake to verify independently any of their accuracy or completeness; and (c) Placement Agent will not employ any written material other than the Company Data.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent and the Participating Agents (if any) as follows:

(a) The Company has been duly incorporated, and validly exists as a corporation in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Company is duly qualified or licensed to do business as a foreign company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The minute books or the equivalent of the Company to the extent of their existence contain true and accurate records of meetings and true, complete and accurate records of consents in lieu of meetings of its directors (and any committees thereof), similar governing bodies, and stockholders ("Corporate Records"), since the time of the Company's organization. For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity or its subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the Offering, (b) changes in general national or regional economic conditions, or (c) changes affecting the industry generally in which the Company operates).

(b) The Company has complied and will comply with Sections 3(b), 4(2) and/or 4(6) of the Securities Act, with all of the provisions of the Rules and Regulations promulgated under the Securities Act, specifically including the provisions of Regulation D and Rule 506 thereunder, applicable to them in connection with the offering and sale of the Units, and with all States Acts and regulations applicable to them in connection with the offering and the sale of the Units.

(c) The execution and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Company and, at the time of its execution and performance, shall not constitute or result in any breach or violation (other than any breach or violation which shall have been waived or consented to in writing) of any of the terms, provisions or conditions of, or constitute a default under, any indenture, mortgage, deed of trust, note, contract, commitment, instrument or document to which it or any of its properties is subject, the Charter Documents or corresponding documents of the Company, or any order, arbitration award, or judgment, of any court of governmental agency or body having jurisdiction over the Company or any of its activities or properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated hereby.

(d) The Units, the shares of Common Stock, the Warrants and the Agent Warrants shall be duly authorized and shall be validly issued and binding obligations of the Company. The shares of Common Stock included in the Units, and the shares of Common Stock underlying the Warrants and the Agent Warrants, when issued, shall be fully paid and non-assessable.

(e) Neither the Company nor, to the Company’s knowledge, any of the Company’s affiliates have been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminary or permanently enjoining such person for failing to comply with Rule 503 under Regulation D. During the past five year period, to the Company’s knowledge, no current or former director, executive officer or 10% or more stockholder of the Company has been the subject of: (i) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing; (ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence); (iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities: (1) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (2) engaging in any type of business practice; or (3) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws; (iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity; (v) a finding by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission (the "SEC") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or (vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(f) At all times from their respective dates the Company Data, if any, are furnished or made available by the Company to Placement Agent or, either directly or through Placement Agent, to offerees or any of their representatives, such Company Data as provided to Placement Agent or any offeree or its representatives, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) The Company is not in default in the performance or observance of any material obligation (A) under its articles of incorporation or bylaws as currently in effect (its “Charter Documents”), or any indenture, mortgage, contract, purchase order or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected; or (B) with respect to any order, writ injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would have a material adverse effect on the current business of the Company.

(h) The Company has full right, power and authority to execute and deliver this Agreement, and the documents, certificates or instruments required hereunder to be executed or delivered at any Closing in connection with the Offering (collectively, the “Documents”), and to perform all of its obligations hereunder and thereunder or contemplated hereby or thereby. The Documents have been, or will be, duly executed and delivered by the Company and the execution and delivery by the Company of the Documents and the performance of all of its obligations have been duly authorized by all requisite corporate action by the Company, and each Document (assuming the due authorization and execution of the other parties thereto) executed and delivered and obligation performed constitutes, or will constitute, the legal, valid and binding obligation of the Company enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally.

(i) The (i) authorization, execution, delivery and performance of the Documents; and (ii) authorization, issuance, sale and delivery of the Units, the shares of Common Stock, the Warrants and the Agent Warrants will not (A) violate any provision of law or statute or any order of any court or other governmental agency applicable to the Company; or (B) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under its charter or by-laws, or any indenture, mortgage, lease agreement or other material agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected except for violations, conflicts breaches and defaults that would not, individually or in the aggregate materially and adversely affect the Company.

(j) The Company has all requisite corporate power and authority to issue, sell and deliver the Units, the shares of Common Stock, the Warrants and the Agent Warrants and such issuances, sales and deliveries have been duly authorized by all requisite corporate action of the Company and when so issued, sold and delivered  the Units, the shares of Common Stock, the Warrants and the Agent Warrants will be duly and validly issued and outstanding, valid and binding obligations of the Company, and the shares of Common Stock included in the Units and the shares of Common Stock underlying the Warrants and the Agent Warrants, when issued, shall be fully paid and non-assessable, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, claims, encumbrances, restrictions or preemptive or any other similar rights imposed by or through the Company, except as waived prior to the Closing or as disclosed herein and the Company shall have paid all taxes, if any, in respect of the issuance thereof. Assuming that the investors met such suitability standards as are specified by the Company and the representations and warranties of Placement Agent herein are accurate as to the method of offering, the offer and sale of the Units, the shares of Common Stock, the Warrants and the Agent Warrants (collectively, the “Securities”) are exempt from the registration requirements of the Securities Act and the Rules and Regulations and the State Acts, and the Securities will be issued in compliance with all applicable Federal and state securities laws.

(k) No permit, consent, approval, authorization, order of, or filing with, any court or governmental authority is required in connection with the execution and delivery by the Company of this Agreement or to consummate the Offering, except that the offer and sale of the Units in certain jurisdictions may be subject to the provisions of the securities or “blue sky” laws of such jurisdictions and the federal securities laws.

(l) Other than as previously disclosed to the Placement Agent, there is no action, suit or proceeding before or by any United States court or governmental agency or body, now pending or threatened, against or affecting the Company, or any of its properties, which would reasonably be anticipated to result in any Material Adverse Effect.

(m) The Company has (i) duly and timely filed all tax returns required to be filed by the Company under applicable law that include or relate to the Company, its income, assets, payroll, operations or business, which tax returns are true, correct and complete in all material respects; (ii) duly and timely paid, in full, all taxes which are currently due and payable and for which the Company is liable; or (iii) adequately reserved for taxes that have not been paid or are in dispute.

(n) The Company is not in default under any material agreement, lease, license contract or commitment, whether oral or written including, without limitation, agreements with employees and consultants (“Company Agreements”) to which the Company is a party or by which any of its assets are bound, and there is no event known to the Company that, with notice, or lapse of time, or both, would constitute a default by any party to any Company Agreement or give any party the right to terminate or modify any of the same and the Company has not received notice that any party to any Company Agreement intends to cancel or terminate any Company Agreement or to exercise or not to exercise any renewal or extension options under any Company Agreement, except as to any events described in this subparagraph that would not have a Material Adverse Effect.

(o) The Company holds, and is in compliance with, all permits, licenses, registrations and authorizations required by it in connection with the conduct of the business of the Company as currently conducted under all Federal, state and local laws, rules and regulations (the “Permits”), except where the failure to be in compliance has not had, and is not reasonably expected to have, a Material Adverse Effect.

(p) The Company’s financial statements provided to the Placement Agent by the Company are true and correct and fairly present, in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), consistently applied, the financial condition of the Company as of the dates specified (“Financial Statements”). The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as will be set forth in the Documents, the Company has no liabilities individually in excess of $25,000 and in the aggregate in excess of $50,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company, except: (A) liabilities provided for in or otherwise disclosed in the balance sheets of the Company as of September 30, 2007 prepared in accordance with U.S. GAAP, and (B) such liabilities arising in the ordinary course of the Company’s business since September 30, 2007.

(q) Since September 30, 2007, the Company has conducted its business in the ordinary course and has not suffered any Material Adverse Effect..

(r) The capitalization of the Company has been correctly and completely described in the capitalization tables provided to the Placement Agent, as of the date thereof, and, except as shall be disclosed therein or in the Company’s Stockholder’s Agreement, no person has any right of first refusal, pre-emptive right, right of participation, or any similar right to participate in the transactions contemplated by the Documents. There are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue shares of capital stock, except as shall be reflected in the reports provided to the Placement Agent by the Company. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares of capital stock was issued in violation of any pre-emptive rights or similar rights to subscribe for or purchase securities.

(s) The Company has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its business (collectively, the “Intellectual Property Rights”), except to the extent that the failure to have such Intellectual Property Rights, individually or in the aggregate, would not have or reasonably be expected to result in a Material Adverse Effect. No claims have been made or threatened by any third party to the effect that Intellectual Property Rights used by the Company violate or infringe upon the rights of such claimant. To the actual knowledge of the Company, all of the Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights.

(t) Except as set forth in this Agreement, neither the Company nor, to the Company’s knowledge, any of its officers, directors or stockholders has incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders' fees, agent’s commissions or any similar charges in connection with this Agreement or the Transactions. Except as set forth in this Agreement or the Transactions, no membership interests, ownership interests, equity securities, convertible securities, warrants, options, or other derivative securities of the Company will be payable to any third party by the Company or any of its officers, directors or stockholders as a result of the Transactions.

3. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to, and agrees with, the Company as follows:

(a) The Placement Agent is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder. This Agreement (i) has been duly authorized, executed and delivered by the Placement Agent, (ii) constitutes a legal, valid and binding obligation of the Placement Agent, and (iii) subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally, is enforceable as to the Placement Agent in accordance with its terms.

(b) The execution, delivery and performance of this Agreement by the Placement Agent and the consummation by the Placement Agent of the transactions contemplated hereby will not conflict with or result in the Placement Agent’s breach or violation of any of the terms or provisions of, or constitute a default in any material respect under, (i) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Placement Agent is a party or to which the Placement Agent or its property is subject, (ii) the Placement Agent’s charter or its operating agreement or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Placement Agent of any court or governmental agency or body having jurisdiction over the Placement Agent.

(c) The Placement Agent is, and at all times through the date of the final sale of a Unit shall remain, duly registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended (“Exchange Act”) as a broker-dealer and duly registered as a broker-dealer in those states in which the Placement Agent is required to be so registered in order to carry out the Offering the Placement Agent is, and at all times through the date of the final sale of a Unit shall remain, a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); the Placement Agent will not reallow discounts or pay commissions or other compensation for participation in the distribution of the Offering in the United States to any broker-dealer or person which is not a member of the FINRA; the Placement Agent shall act as an independent contractor, and nothing herein shall constitute the Placement Agent an employee of the Company; the Placement Agent shall not make sales of Units to discretionary accounts. All Participating Agents shall be duly registered as a broker-dealers in good standing with FINRA and qualified in those states in which the such Participating Agents are required to be so registered in order to carry out the Offering.

(d) In connection with the offer, offer for sale and sale of the Units, the Placement Agent (and its representatives and agents) shall conform to and comply with (i) the provisions of the Rules of Fair Practice of the FINRA, (ii) applicable provisions of federal law, including without limitation the Securities Act, the Exchange Act and the Rules and Regulations, and (iii) the State Acts and the rules and regulations thereunder, including without limitation those referred to in such letters regarding state securities and “blue sky” matters (“Blue Sky Letters”) as are prepared by counsel for the Company and sent to the Placement Agent from time to time, with regard to, among other things, the period during which and conditions under which the Units may be offered, offered for sale and sold in various states; the Placement Agent shall not commence the Offering in any jurisdiction without prior confirmation from the Company or its counsel that the Offering may be commenced under applicable securities laws, rules and regulations.

(e) The Placement Agent will use its best efforts to procure subscribers for the Units and will conduct the Offering in compliance with the requirements of Sections 3(b), 4(2) and/or 4(6) of the Securities Act, Regulation S and Rule 506 of Regulation D, as and to the extent applicable to the Offering; accordingly, at all times through the date of the final sale of a Unit, the Placement Agent will have:

(i) not made any untrue statement of a material fact and not omitted to state a material fact required to be stated or necessary to make any statement made not misleading, to the extent any representations are made by the Placement Agent concerning the Offering or matters set forth in the Company Data other than those set forth in the Company Data;

(ii) not offered, offered for sale, or sold the Units by means of: (A) any advertisement, article, notice, or other communication mentioning the Units published in any newspaper, magazine or similar medium or broadcast over television or radio; (B) any seminar or meeting, the attendees of which have been invited by any general solicitation or general advertising; or (C) any letter, circular, notice, or other written communication;

(iii) prior to the sale of any of the Units, reasonably believed that each subscriber and his or her purchaser representative, if any, met the suitability and other investor standards set forth above and the Blue Sky Letters, and the Placement Agent will have prepared and maintained, for your benefit and the benefit of the Company, file memoranda and other appropriate records substantiating the foregoing;

(iv) only used sales materials other than the Company Data which have been approved for use in the Offering by the Company; and

(v) not made any representations or covenants on behalf of the Company other than those contained in the Company Data, nor shall the Placement Agent have acted as an agent of the Company or for the Company in any other capacity, except as expressly set forth herein.
(f) The Placement Agent shall ensure that each Participating Agent complies with each of the representations, warranties and covenants contained in this Section 3 and in Section 6 hereof, as if such Participating Agent was making such representations, warranties and covenants as the Placement Agent there under. The Placement Agent shall be fully responsible hereunder for any breach of such representations, warranties and/or covenants by a Participating Agent.

4. Compensation and Expenses.

(a) The Company agrees to pay to the Placement Agent a placement fee of eight percent of the aggregate gross offering proceeds of all of the Units sold. The Placement Agent may instruct the Company to pay a portion of any placement fee due directly to Participating Agents. Such placement fee shall be due and payable at the Closing.

(b) In addition, the Company shall issue and sell, at the Closing, to the Placement Agent or its designees 1 warrant (covering one share of Common Stock) for every 10 shares of Common Stock sold in the Offering at a price of $0.01 per warrant (“Agent Warrants”). Each Agent Warrant shall entitle the holder thereof to purchase one share of Common Stock. The Agent Warrants shall be non-redeemable and shall be exercisable at any time after the Closing at a price equal to 125% of the offering price of the Units (determined by taking the price per Unit and dividing such price by the number of shares of Common Stock in a Unit), on a net-issuance or cashless basis. The Company hereby grants the same registration rights to the Placement Agent with respect to the shares of common stock underlying the Agent Warrants as are granted to investors with respect to the shares of Common Stock and the Warrants as set forth in this Agreement. The Agent Warrants will expire five years from the date of issuance.

(c) The Company will pay all costs and expenses related to the Offering and/or the performance of the Company's obligations under this Agreement, including preparation of the Memorandum, preparation of related documentation, accounting fees, legal fees, experts fees, consultants' fees, escrow fees, filing fees with the SEC and applicable states, any costs and expenses to qualify the Units for sale in any state, and any all costs and expenses for investor or road show presentations. Notwithstanding the foregoing, the Company shall not be responsible for any expenses of the Placement Agent or Participating Agents incurred in connection with the Offering, including, but without limitation, attorneys' fee, operating expenses, travel expenses and other incidental expenses incurred by the Placement Agent or the Participating Agents; except that the Company shall pay the Placement Agent a non-accountable expense allowance equal to two percent of the aggregate gross offering proceeds of all of the Units sold (“Allowance”).

5. Covenants of the Company. The Company covenants and agrees that it will:

(a) Comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, by the Rules and Regulations from time to time in force, and by all State Acts, to permit the continuance of offers and sales of the Units in accordance with the provisions of Sections 3(b), 4(2) and/or 4(6) of the Securities Act, Regulation S and Rule 506 of Regulation D, as and to the extent applicable during the Offering Period.

(b) The Company will advise Placement Agent promptly of (i) the receipt by the Company of any communication, stop order or any order from the SEC, any state securities commissioner or any other domestic or foreign securities or financial regulatory authority or self-regulatory organization concerning the offering of the Units; and (ii) the commencement of any lawsuit or proceeding to which the Company is a party relating to the Units or the Offering. The Company shall make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as promptly as possible.

(c) During the Offering Period the Company will provide each offeree the opportunity to ask questions of, and receive answers from, the officers and employees of the Company concerning the terms and conditions of the Offering and to obtain any other additional information about the Company and the Units to the extent the officers and employees of the Company possess the same or can acquire it without unreasonable effort or expense and it is not otherwise confidential or trade secret information. The Company may require appropriate confidentiality and non-disclosure agreements as it is advised by counsel prior to the disclosure of any information.

(d) The Company will be responsible for and comply with all applicable notification and fee requirements to qualify the offering and sale under the state securities or “blue sky” laws of such jurisdiction in which any sales pursuant to the offering may be transacted and as may otherwise be required or as requested by Placement Agent provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation.

(e) Not offer, offer to sell, offer for sale or sell any of the Units of the Company or other securities, except and to the extent any such offer, offer to sell, offer for sale or sale shall not render unavailable the exemptions from registration and qualification requirements of the Securities Act and the State Acts relied upon the respect to the offering and sale of the Units contemplated by this Agreement.

(f) Provided their subscriptions are accepted by the Company and approved by the Placement Agent, issue the shares of Common Stock and Warrants with respect to the Units to the holders in accordance with the description of the procedures as set forth in the subscription documents.

(g) Prepare, execute and file a Form D (and any and all amendments or supplements thereto) with the SEC in timely manner and deliver copies thereof to the Placement Agent, together with copies of all forms (including without limitation, Form Ds) and other documents and/or materials filed either before or after the Closing, and comply with Regulation D and the State Acts and make any fillings required by the SEC and state securities authorities in a timely manner.

(h) During the Offering Period the Company will make available for inspection by the Placement Agent or its authorized representatives, at the Company’s principal office during normal business hours, any information and documents relating to the business and operations of the Company as the Placement Agent may reasonably request and as are available to the Company or obtainable by it without unreasonable effort or expense.

(i) The Company shall at all times reserve and keep available such number of authorized shares of its common stock as are sufficient to permit the exercise of the Warrants and Agent Warrants; all shares of common stock issued upon the exercise of Warrants and Agent Warrants, upon receipt of full payment therefore, will be duly authorized, validly and legally issued, fully paid and non-assessable, and such common stock will not have been issued in violation of or subject to any preemptive rights provided for by law or by the Company's Charter Documents or be subject to any lien, claim, encumbrance, security interest, preemptive rights or any other claim of any third party, except as may be incurred by the loans of such common stock.

6. Covenants of Placement Agent. The Placement Agent covenants and agrees that it will:

(a) Comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, by the Rules and Regulations from time to time in force, and by all State Acts, to permit the continuance of offers and sales of the Units in accordance with Sections 3(b), 4(2) and/or 4(6) of the Securities Act, Regulation S and Rule 506 of Regulation D, as and to the extent applicable to the Offering, and the Memorandum.

(b) Comply with all applicable rules of the FINRA and any other laws, rules and regulations applicable to broker-dealers.

(c) Not offer, offer to sell, offer for sale or sell any of the Units of the Company or other securities, except and to the extent any such offer, offer to sell, offer for sale or sale shall nor render unavailable the exemptions from registration and qualification requirements of the Securities Act and the State Acts relied upon with respect to the offering and sale of the Units contemplated by this Agreement.

7. Conditions of Closing. The purchase of, and payment for, the Units on the Closing shall be subject to the continuing accuracy of the representations and warranties of the Company and the Placement Agent as of the date hereof and as of the Closing, to the performance by the Company and Placement Agent of their respective obligations hereunder, and to the following conditions:

(a) Each party’s obligations as provided herein shall be subject to the accuracy of the representations, warranties and covenants of the other party herein contained as of the date hereof and as of the Closing, and to the performance by the other party of its obligations hereunder to be performed.

(b) The Closing shall be subject to the Company's acceptance of subscriptions in such amount as mutually determined by the Company and the Placement Agent, and subject to the Placement Agent’s and the Company’s approval of such subscriptions.

(c) The Closing shall be subject to the satisfaction of the conditions set forth in the Securities Purchase Agreement to be entered into between the Company and each purchaser of Units (the “Securities Purchase Agreement”).

(d) At the Closing, the Company shall:

(i) deliver, or cause to be delivered, to Placement Agent, in each case in form and substance satisfactory to Placement Agent  a certificate of the Company signed by the Chief Executive Officer and the Chief Financial Officer thereof certifying (1) that the representations and warranties of the Company contained in this Agreement are true and accurate in all material respects as of the Closing, except to the extent of any representations and warranties were made expressly as of any other date, in which case such representations and warranties were true and correct in all material respect as of such other date; and (2)  that the representations and warranties of the Company contained in the Securities Purchase Agreement entered into with a prospective purchaser of the Units are true and correct in all material respects as of the date of such certificate, except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation and warranty was true and correct in all material respects as of such other date; and at the Closing.

(ii) Accept subscriptions of qualifying potential purchasers that the Company reasonably believes to be accredited investors under Regulation D and the State Acts, in accordance with the Memorandum.

(iii) Issue and deliver the shares of Common Stock and the Warrants with respect to the Units to subscribers as described in the Memorandum.

(iv) Issue and deliver the Agent Warrants to the Placement Agent as provided hereunder.

(e) At the Closing, if any, the Placement Agent shall:

(i) Deliver to the Company all subscription documents that the Company agrees are acceptable.

(ii) Receive from the Company or give assignment instructions for all compensation, including Agent Warrants, payable to the Placement Agent.

8. Indemnification.

(a) The Placement Agent and each of the Participating Agents, severally and jointly, agree to indemnify and hold the Company and the directors, officers, employees, agents, attorneys, shareholders and control persons (as defined under federal and state securities laws) of the Company, and the respective heirs, personal representatives and assigns of each of the foregoing (collectively, the "Company Indemnified Persons") harmless from and against any loss, liability, claim, damage and expense (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) to which the Company Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' and experts' fees) arise solely out of: (i) any breach of any representation, warranty, agreement or covenant under this Agreement by Placement Agent or under the Dealer Agreement by Participating Agents, (ii) any statement made, either orally or in a writing other than the Company Data, by the Placement Agent or the Participating Agents containing an untrue statement or alleged untrue statement of any material fact or the omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading, unless such statements or omissions are made in reliance upon or in conformity with statements made or information provided by the Company and/or the actions of the Company, (iii) the gross negligence or willful misconduct of the Placement Agent, the Participating Agent(s) or any agent theref and/or (iv) any amount paid in settlement of any litigation, commenced or threatened, or of any claim based upon any of the matters under (i) through (iii) (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is affected with the written consent of the Placement Agent and/or the effected Participating Agents.

If for any reason, the foregoing indemnification is unavailable to any Company Indemnified Persons, then the Placement Agent or Participating Agents shall contribute to the amount paid or payable by any such Company Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Placement Agent or Participating Agents and any Company Indemnified Person.

Promptly after a Company Indemnified Person receives notice of the commencement of any action, claim, proceeding or investigation (“Action”), such Company Indemnified Person, if a claim in respect thereof is to be made against the Placement Agent or Participating Agents under this Section 8(a), will notify the Placement Agent or Participating Agents of the commencement thereof. The omission to so notify the Placement Agent or Participating Agents will relieve the Placement Agent and Participating Agents from any liability which they may have to any Company Indemnified Person under this Section 8(a) if the Placement Agent or Participating Agents have been materially prejudiced in asserting, or shall have lost the right to assert, a material legal defense by reason of such omission. The Placement Agent or Participating Agents will be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such Company Indemnified Person. The Company Indemnified Person will have the right to employ separate counsel in any such Action and to participate in the defense thereof but the fees and expenses of such counsel will be at the expense of the Company if the Company has assumed the defense of the Action with counsel reasonably satisfactory to the Agent Indemnified Person unless the defendants in any such action shall include both an indemnifying party and any Company Indemnified Person and such Company Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to such Company Indemnified Person in which case such separate counsel will be paid for by the indemnifying party. No settlement of any Action against a Company Indemnified Person for which indemnification from the Placement Agent or Participating Agents is sought will be made without the consent of the Placement Agent or Participating Agents.

(b) The Company agrees to indemnify and hold the Placement Agent and Participating Agents, and the directors, officers, employees, agents, attorneys, shareholders and control persons (as defined under federal and state securities laws) of the Placement Agent and Participating Agents, and the respective heirs, personal representatives and assigns of each of the foregoing (collectively, the "Agent Indemnified Persons") harmless from and against any loss, liability, claim, damage and expense (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon) to which the Agent Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' and experts' fees) arise out of or relate to: (i) any breach of any representation, warranty, agreement or covenant under this Agreement by the Company, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Company Data, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any statement made, either orally (provided that such oral communication was intended for use in connection with the Offering) or in a writing other than the Company Data, by the Company containing an untrue statement or alleged untrue statement of any material fact or the omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading, and/or (iv) any amount paid in settlement of any litigation, commenced or threatened, or of any claim based upon any of the matters under (i) through (iii) (including, but not limited to, expenses reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is affected with the written consent of the Company.

If for any reason, the foregoing indemnification is unavailable to any Agent Indemnified Persons, then the Company shall contribute to the amount paid or payable by any such Agent Indemnified Persons as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Company and any Agent Indemnified Person.

Promptly after an Agent Indemnified Person receives notice of the commencement of any Action, such Agent Indemnified Person, if a claim in respect thereof is to be made against the Company under this Section 8(b), will notify the Company of the commencement thereof. The omission to so notify the Company will relieve the Company from any liability which it may have to any Agent Indemnified Person under this Section 8(b) if the Company has been materially prejudiced in asserting, or shall have lost the right to assert, a material legal defense by reason of such omission. The Company will be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such Agent Indemnified Person. The Agent Indemnified Person will have the right to employ separate counsel in any such Action and to participate in the defense thereof but the fees and expenses of such counsel will be at the expense of the Agent Indemnified Person if the Company has assumed the defense of the Action with counsel reasonably satisfactory to the Agent Indemnified Person unless the defendants in any such action shall include both the Company and any Agent Indemnified Person and such Agent Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to such Agent Indemnified Person in which case such separate counsel will be paid for by the Company. No settlement of any Action against an Agent Indemnified Person for which indemnification from the Company is sought will be made without the consent of the Company.

9. Representations, Indemnities and Agreements to Survive Sale and Payment. The respective representations, indemnities, warranties, covenants and other agreements of the Company and the Placement Agent set forth in or made pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any Agent Indemnified Person or Company Indemnified Person, and shall survive delivery of, and payment for, the Units.

10. Termination of Agreement. Notwithstanding any of the terms and provisions thereof, this Agreement may be terminated by either party based on a material breach of this Agreement by the other party. Such non breaching party shall give written notice to the breaching party of such material breach, and the breaching party shall have thirty days to cure such material breach before the non breaching party may terminate the Agreement. In the event the Placement Agent reasonably determines that the Units are not marketable, notwithstanding its best efforts to sell the Units, the Placement Agent may terminate this Agreement with five days' prior written notice to the Company.

In the event of any termination of this Agreement or the expiration of the Offering Period, the Placement Agent shall be entitled to; (i) any fees and compensation to which it was entitled as of the date of termination or expiration, and (ii) the fees and compensation as set forth in Section 4 for any securities sold by Company during the six month period following such expiration or termination to any investor introduced by Placement Agent and/or any Participating Agent (the “Tail”). Notwithstanding the foregoing, in the event that the Offering does take place, the Tail shall not be applicable to any subsequent offerings made by the Company that may include any such introduced investor who participates in such Offering.

Additionally, Sections 4, 8, 9, 10, 11, 12 and 13 shall survive any termination or survive closing, delivery of, and payment for the Units. In addition, Sections 2, 3, 5 and 6 shall survive to the extent that any claim for indemnification is made pursuant to Section 8 hereof with respect to an actual or alleged breach of such sections by a party occurring prior to the date of such termination.

11. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	1515 S. Federal Highway
Suite 212 A
Boca Raton, FL 33432
Attn: John J. Barry IV, President and CEO
(561) 953-3630
(561) 395-3212 telecopy

With a copy to:

David M. Becker
Rele & Becker
1375 Broadway, Suite 1400
New York, NY 10018
(212) 889-2021
(646) 390-8000

If to the Placement	Agent Keating Securities, LLC
5251 DTC Parkway, Suite 1090
Greenwood Village, CO 80111
Attn: Timothy J. Keating, President
(720) 889-0131 - telephone
(303) 728-3531 - facsimile

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively

12. Successors. This Agreement shall be binding upon and inure solely to the benefit of the Placement Agent and the Company and, to the extent provided in Section 8, an Agent Indemnified Person or Company Indemnified Person, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units shall be construed a successor, representative or assignee by reason of such purchase.

13. Miscellaneous Provisions.

(a) Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

(b) Severability. If any portion of this Agreement shall be held invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.

(c) Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

(d) Number and Gender of Words. Whenever the contest so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

(e) Other Instruments; Counterparts. The parties hereto covenant and agree that they will execute such other and further instruments and documents that are or may become necessary or convenient to effect and carry out the terms of this Agreement. This Agreement may be executed by facsimile signatures and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

(f) No Partnership. The Placement Agent is not a principal of or a partner with, or does not control in any way, the Company or its employees or agents.

(g) Announcements. Before the Company releases any information referring to the Placement Agent’s role under this Offering or uses Placement Agent’s name in a manner which may result in public dissemination thereof, the Company shall furnish drafts of all documents or prepared oral statements to Placement Agent for comments, and shall not release any information relating thereto without the prior written consent of the Placement Agent, which approval shall not be unreasonably withheld. Nothing herein shall prevent the Company from releasing any information to the extent that such release is required by law, rule or regulation. The Company agrees that, following the completion of the Offering, the Placement Agent shall have the right to place “tomb stone” advertisements in financial and other newspapers and journals, at the Placement Agent’s cost, describing its services to the Company hereunder, provided that Placement Agent will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not be unreasonably withheld.

(h) Assignment. The Placement Agent may assign this Agreement to another company or firm under its common control. Otherwise, this Agreement shall not be assignable by any party to this Agreement without the express prior written consent of the other party to the Agreement, and in the event of an attempted assignment by one party to this Agreement without such consent, such attempted assignment shall be void and without effect.

(i) Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and any permitted assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained, except that the Participating Dealers shall be a third party beneficiary of the provisions of Section 8(b) hereof.

(j) Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

(k) Attorneys’ Fees. In the event any party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Agreement and the Placement Agent's acceptance hereof shall constitute a binding agreement between you, as the Placement Agent, and the Company.

Bonds.com Holdings, Inc.

By:	/s/ John J. Barry IV
John J. Barry IV, President & CEO

ACCEPTED AND AGREED TO:

Keating Securities, LLC

By: /s/ Kyle L. Rogers

Kyle L. Rogers, Partner

Date: October 8, 2007